Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO
RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT OF 1934 AND
SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

In connection with the quarterly report of Verso Paper Corp. (the “Company”) for the quarterly period ended September 30, 2008 (the “Report”), I, Robert Mundy, certify that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 7, 2008

/s/ Robert P. Mundy
Robert P. Mundy
Senior Vice President and Chief Financial Officer